To the Shareho1ders and Board of Directors
Marina Capital, Incorporated

We have audited the accompanying balance Sheet of Marina Capital, Incorporated, a Utah corporation, as of December 31, 1997 and the related statements of income, retained earnings, and cash flows for the year then ended. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion an this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Marina Capital, Incorporated as of December 31, 1997, and the results of it operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



Davis, James and Chase-Kraaima
Certified Public Accountants

February 2, 1998

                         MARINA CAPITAL, INCORPORATED
                                BALANCE SHEET
                              DECEMBER 31, 1997


                                    ASSETS

Current Assets
        Cash - checking                 $        (6,535)
        Cash in Trust                            17,377
        Accounts receivable                      15,000
        Stock subscriptions receivable          103,222

             Total Current Assets                           $   129,064

Other Assets
        Snowbasin land                        1,115,949
        Powder Mountain land                    120,000
        San Pete development                      6,127
        Shupe Williams building development      20,012
        Other                                     1,840

             Total Other Assets                               1,263,928

Total Assets                                                 $1,392,992



                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
        Accured interest                         55,641
        Accounts payable                         36,882
        Payroll taxes payable                     4,473
        Note payable - Maughan - current         10,819
        Trust deposits                            2,100
        Note payable - Hovey                     54,000

             Total Current Liabilities                          163,915

Long Term Liabilities
        Note payable - Maughan                   694,181

             Total Long Term Liabilities                        694,181

Total Liabilities                                               858,096

Stockholder's Equity
        Common stock - 30,000,000 shares $.001
           par value authorized, 3,507,932
           issued                                853,111
        Preferred stock - 5,000,000 shares no
           par value authorized, 65,926 issued   320,000
        Deficit Accumulated in the development
           stage                                (638,215)

Total Stockholder's Equity                                      534,896

Total Liabilities and Stockholder's Equity                   $1,392,992



                  See accompanying notes and accountants' report.

                         MARINA CAPITAL, INCORPORATED
                              STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997


Revenue
        Commission                        $       56,530
        Interest                                     515

Total Revenue                                     57,045

Operating expenses
   Abandoned projects
   Accounting                                      9,519
   Advertising and promotion                       1,559
   Commissions                                    29,134
   Consulting                                     71,332
   Dues and registrtions                           1,319
   Interest and Bank fees                         87,265
   Legal                                          19,313
   Office expenses                                 7,923
   Miscellaneous                                   3,968
   Rent                                           14,196
   Taxes                                          17,350
   Travel and entertainment                       15,623
   Telephone                                       8,266
   Salaries                                      185,559
   Insurance                                       8,415
   Auto                                           17,820

Total operating expenses                                        498,561

Net loss from operations                                      $(441,516)









                See accompanying notes and accountants' report.

                         MARINA CAPITAL, INCORPORATED

                 STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
                     FOR THE YEAR ENDED DECEMBER 31, 1997


                 	COMMON     PREFERRED   ACCUMULATED
                 	STOCK        STOCK       DEFICIT

Balance  1-1-97        $133,134    $      0     $(196,699)

Stock Issued            719,977     320,000      (441,516)

Balance 3-31-99        $853,111    $320,000     $(638,215)









                See accompanying notes and accountants' report.

                         MARINA CAPITAL, INCORAORATED

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


OPERATING ACTIVITIES

Net loss                                                 $(441,516)

 Changes in operating assets and liabilities
     Accounts receivable                                  (188,776)
     Accounts payable and accrued expenses                  41,356

Net cash used in operation activities                     (588,936)

INVESTING ACTIVITIES

Change in other assets                                    (252,902)

Net cash used in investing activities                     (252,902)


FINANCING ACTIVITIES

Note Payable                                              (217,360)
Capital stock                                            1,039,976

Net cash provided in financing activities                  822,616

Change in cash                                             (19,222)

Cash at beginning of year                                   27,965
Cash at end of year                                       $  8,743

SUPPLEMENTAL DISCLOSURES

Non-cash investing activities- None

Operating activities reflect
         Interest                                          $     0
         Taxes                                             $     0





                See accompanying notes and accountants' report.

                         MARINA CAPITAL, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

                              DECEMBER 31, 1997


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

A.   Nature of Business

     The company was incorporated in Utah on March 5, 1996. The purpose of the company is to invest in and develop various real estate and other business opportunities. The company has several projects in various stages of development.

B.   Income Taxes

     The company elected subchapter-S status at inception. This election has been terminated as of January 1, 1997. There are no tax liabilities at this time, as the company has loss carryovers of $438,372.

C.   Accounting Methods

     The company uses the accrual method of accounting. Development and organization are capitalized and amortized or expensed according to generally accepted accounting principles.

D.   Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates.


NOTE 2 - RELATED PARTY TRANSACTIONS

The Company was organized by Richard V. Murray and Larry R. Walker. Salaries and expense allowance totaling $169,200 have been paid to these individuals. They are currently working to develop the company with compensation of $6,250 each month.

                         MARINA CAPITAL, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

                              DECEMBER 31, 1997


NOTE 3 - NOTES PAYABLE

The company has the following notes outstanding:

                      			Rate	    Current    Long-Term      Total

Maughan Family    (1)    8.25%     10,819     694,181      705,000


	1.   Secured by Snowbasin Land - first position

		5 year repayment schedule

                1998            $        10,819
                1999                     17,951
                2000                     19,451
                2001                    656,779
                                $       705,000


NOTE 4 - DEVELOPMENT COSTS

The Company has incurred development costs on various development projects. These costs have been capitalized and will be expended when the related projects are sold or abandoned. Total costs are $285,103.


NOTE 5- SHUPE WILLIAMS BUILDING DEVELOPMENT

Marina Capital, Incorporated has formed two Limited Liability Companies to own and manage the Shupe Williams building project. The Shupe Williams building was purchased by Shupe Williams Plaza, LLC. Shupe Williams Plaza, LLC is 100% owned
by Marina Holding, LLC.   Marina Holding, LLC is 100% owned by Marina Capital,
Incorporated. Neither LLC has any other assets or liabilities other than the Shupe Williams Building.


NOTE 6 - CONTINGENT LIABILITIES

Ogden City Corporation and the Ogden City Redevelopment Agency each hold a $250,000 trust deed note on the Shupe Williams Building and adjacent lot. Said notes will be deemed satisfied upon sufficient completion of the project as specified in the purchase agreement. the Company is also subject to restrictions on transfer of the building.